Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20- 16 International Plaza, Singapore 079903. UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428 Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated August 27, 2024, relating to the financial statements of Ribbon Acquisition Corp. as of July 31, 2024 and for the period from July 17, 2024 (inception) to July 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

November 13, 2024